UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________
FORM 8-K
_______________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 6, 2018
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NORTHROP GRUMMAN CORPORATION
(Exact name of registrant as specified in its charter)
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DELAWARE	1-16411	No. 80-0640649
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)

2980 Fairview Park Drive, Falls Church, Virginia 22042
(Address of principal executive offices) (Zip code)

(703) 280-2900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 6, 2018, Northrop Grumman Corporation (the “Company”) completed its previously announced acquisition of Orbital ATK, Inc., a Delaware corporation (“Orbital ATK”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 17, 2017, among the Company, Neptune Merger, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Orbital ATK. Pursuant to the Merger Agreement, Merger Sub merged with and into Orbital ATK with Orbital ATK continuing as the surviving corporation in the Merger as a wholly owned subsidiary of the Company (the “Merger”). At the effective time of the Merger, each share of common stock, $0.01 par value, of Orbital ATK (the “Orbital ATK Shares”) issued and outstanding immediately prior to the effective time of the Merger (other than Orbital ATK Shares owned by the Company, Merger Sub or Orbital ATK and the Orbital ATK Shares with respect to which appraisal rights were properly exercised and not withdrawn under Delaware law) were converted into the right to receive $134.50 in cash, without interest (the “Merger Consideration”). On the effective date of the Merger, Orbital ATK’s name was changed to Northrop Grumman Innovation Systems, Inc. (“Northrop Grumman Innovation Systems”). Each Orbital ATK stock option outstanding immediately prior to the effective time was converted into the right to receive a cash payment equal to the number of shares of Orbital ATK’s common stock subject to the stock option, multiplied by the excess, if any, of the Merger Consideration over the exercise price per share of such stock option. Each Orbital ATK restricted share outstanding immediately prior to the effective time was converted into the right to receive a cash payment equal to the Merger Consideration. Each Orbital ATK performance share outstanding immediately prior to the effective time vested at target performance, subject to proration except to the extent otherwise provided by an existing contractual arrangement, and was converted into the right to receive a cash payment equal to the number of shares of Orbital ATK’s common stock subject to the vested performance share, multiplied by the Merger Consideration. Restricted share awards and performance share awards granted following the execution of the Merger Agreement were treated as described above after giving effect to the proration and forfeiture provisions of the Merger Agreement and applicable award agreements. Each Orbital ATK deferred stock unit and each phantom stock unit outstanding immediately prior to the effective time was converted into the right to receive a cash payment equal to the number of shares of Orbital ATK’s common stock subject to such deferred stock unit or phantom stock unit, multiplied by the Merger Consideration.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 18, 2017 and incorporated herein by reference. The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Orbital ATK or any of their respective subsidiaries or affiliates. The representations and warranties and the covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement. Investors should not rely on the representations and warranties and the covenants as characterizations of the actual state of facts or condition of the Company, Orbital ATK or any of their respective subsidiaries or affiliates.

Item 7.01 Regulation FD Disclosure.

On June 6, 2018, the Company issued a press release announcing the completion of the Merger. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information contained in this Item 7.01 and in Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The Company intends to file the financial statements of Orbital ATK required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d) Exhibits

Exhibit No.	Description
Exhibit 2.1
Agreement and Plan of Merger, dated as of September 17, 2017, among Northrop Grumman Corporation, Neptune Merger, Inc. and Orbital ATK, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 18, 2017).*

Exhibit 99.1	Press Release ("Northrop Grumman Completes Orbital ATK Acquisition, Blake Larson Elected to Lead New Innovation Systems Sector"), dated June 6, 2018.

* Pursuant to Item 601(b)(2) of Regulation S-K, certain exhibits and schedules have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION (Registrant)

By:	/s/ Jennifer C. McGarey
Jennifer C. McGarey Corporate Vice President and Secretary

Date: June 6, 2018

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